UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2016
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-07882 (Commission File Number)	94-1692300 (IRS Employer Identification No.)

One AMD Place
P.O. Box 3453
Sunnyvale, California 94088-3453
(Address of Principal Executive Offices) (Zip Code)

(408) 749-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01.    Completion of Acquisition or Disposition of Assets.
On April 29, 2016, Advanced Micro Devices, Inc. (the “Company”) and certain of its subsidiaries completed the sale of a majority of the equity interests in AMD Technologies (China) Co., Ltd., a wholly-foreign owned enterprise incorporated as a limited liability company, and Advanced Micro Devices Export Sdn. Bhd., a Malaysian limited liability company, to affiliates of Nantong Fujitsu Microelectronics Co., Ltd., a Chinese joint stock company (“NFME”), to form two joint ventures (collectively, the “JVs”), pursuant to the terms of an Equity Interest Purchase Agreement, dated as of October 15, 2015 (the “Equity Interest Purchase Agreement”), between the Company and NFME.
As a result of the sale, NFME’s affiliates own 85% of the equity interests in each JV while certain of the Company’s subsidiaries own the remaining 15%. The transaction is valued at approximately $436 million and the Company sold to NFME’s affiliates 85% of the equity interests in each JV for approximately $371 million, excluding purchase price adjustments, with net cash proceeds to the Company of approximately $320 million after payment of taxes and other customary expenses. The purchase price is subject to certain post-closing adjustments, as set forth in the Equity Interest Purchase Agreement.
The foregoing description of the Equity Interest Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Interest Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company on October 15, 2015.
Item 7.01.    Regulation FD Disclosure.
On April 29, 2016, the Company issued a press release announcing the completion of the sale.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Also attached as Exhibit 99.2 is a document regarding AMD’s accounting treatment of the JVs subsequent to the completion of the sale to NFME.
The information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
 Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release of Advanced Micro Devices, Inc., dated April 29, 2016
99.2	AMD's Accounting Treatment of the Sale of a Majority of the Equity Interests in AMD Technologies (China) Co., Ltd. and Advanced Micro Devices Export Sdn. Bhd, dated April 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: April 29, 2016	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President, Chief Financial Officer and Treasurer